                                                                    EXHIBIT 10.1
                                                                    ------------


                             EMPLOYMENT AGREEMENT
                             --------------------


     EMPLOYMENT AGREEMENT, dated as of December 27, 1996 (this "Agreement") between VISTANA, INC., a Florida corporation (the "Company"), and RAYMOND L. GELLEIN, JR. ("Employee") (capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in Section 13),


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company, through its Affiliates, is engaged in the business of timeshare or vacation ownership, development, sales and resort management, as well as the installation and management of voice, data and cable television systems, and related operations;

     WHEREAS, Vistana Development, Ltd., Vistana Management, Ltd., and VCH Communication, Inc., each Affiliates of the Company, and Employee are parties to that certain Amended and Restated Employment Agreement dated October 31, 1991 (the "Old Agreement"); and

     WHEREAS, the parties hereto desire to enter this Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, hereby agree as follows:

     1.   Employment.  The Company hereby employs Employee, and Employee hereby
          ----------
accepts such employment, upon the terms and conditions hereinafter set forth.

     2.   Position, Duties and Responsibilities.
          -------------------------------------

          (a)  Position.  Employee's title and primary responsibilities are set
               --------
forth on Schedule A attached hereto and incorporated herein by this reference.
         ----------

          (b)  Place of Employment.  During the term of this Agreement, Employee
               -------------------
shall perform the services required by this Agreement at the Company's place of business set forth on Schedule A attached hereto; provided, however, that the
                      ----------                  --------  -------
Company may at its discretion require Employee to travel extensively to other locations on the Company's business.

          (c)  Other Activities.  During the term of this Agreement, Employee
               ----------------
shall be an employee of the Company, shall not be engaged in any other employment or business activities, shall devote Employee's full business time and effort to the Company and shall not serve as an officer or director of any public company, other than the Company. Notwithstanding the foregoing, Employee shall not be prohibited from investing or trading in stocks, bonds, commodities or other forms of passive investment, including real property (provided that such investments do not violate Section 10 hereof).

     3.   Term.
          ----

          (a)  Effective Date.  This Agreement shall become effective (the
               --------------
"Effective Date") concurrently with the completion of the Company's issuance and sale of its common stock, $0.01 par value, pursuant to a public offering as evidenced by an effective Registration Statement on Form S-1 (Registration No. 333-19045). The parties agree that upon the Effective Date, this Agreement supersedes the Old Agreement in its entirety and that the Old Agreement shall have no further force and effect whatsoever. Until the Effective Date, the Old Agreement shall continue in effect.

          (b)  Termination Date.  The term of employment under this Agreement
               ----------------
shall terminate upon the earliest to occur of the following events (the date specified in each such event is referred to as the "Termination Date"):

                 (i)  the fourth anniversary of the Effective Date; provided,
                                                                    --------
     however, that such period of employment may be extended by written
     -------
     agreement of the parties (it being understood that if Employee remains employed by the Company after the Termination Date described in this clause
     (i), such employment shall be "at-will" unless different terms are established in writing);

                (ii) the date upon which the Company terminates Employee's employment by the Company for Cause or without Cause (it being understood that the date of termination shall be the date upon which the Company provides Employee written notice of either such event);

               (iii)  the date of Employee's death;

                (iv) the date upon which the Company terminates Employee's employment by the Company as a result of Employee's Permanent Disability (it being understood that the date of termination shall be the date upon which the Company provides Employee written notice of such event); or

                 (v) the date upon which Employee effects a Voluntary Termination (it being understood that the date of termination shall be the date upon which the Employee provides the Company written notice of such event).

          (c)  Performance of Duties During Notice Period.  In the event that
               ------------------------------------------
either (i) the Company terminates Employee's employment by the Company pursuant to Section 3(b)(ii) hereof or (ii) Employee effects a Voluntary Termination pursuant to Section 3(b)(v), Employee, if requested by the Company, shall continue to render services hereunder to the Company for the 30-day notice period (or, if shorter, until the Termination Date), and shall, in such event, be paid the compensation and benefits hereunder for the remainder of such period.

          (d)  Employment-At-Will/Employee Acknowledgement.  Notwithstanding the
               -------------------------------------------
term of this Agreement having a duration of four years and Sections 4(a) and (b) hereof relating to the annual salary and annual bonus to be paid to Employee during Employee's employment by the Company, nothing in this Agreement should be construed as to confer any right of Employee to be employed by the Company for a fixed or definite term. Subject to Section 8 hereof, Employee agrees that the Company may dismiss Employee under Section 3(b)(ii) without regard to (i) any general or specific policies (whether written or oral) of the Company relating to the employment or termination of employment of the Company employees; or (ii) any statements made to Employee, whether made orally or contained in any document or instrument, pertaining to Employee's relationship with the Company. Notwithstanding anything to the contrary contained herein, Employee's employment by the Company is not for any specified term, is at-will and may be terminated by the Company pursuant to Section 3(b)(ii) at any time by delivery of the notice referred to therein, for any reason, for Cause or without cause, without any liability whatsoever, except with respect to the payments provided for in Section 8.

          (e)  Termination Obligations.
               -----------------------

             (i) Employee hereby acknowledges and agrees that all personal property and equipment, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company, furnished to or prepared by Employee in the course of or incident to Employee's employment, belongs to the Company and shall be promptly returned to the Company within 10 days after the Termination Date. Following the Termination Date, Employee will not retain any written or other tangible material containing any proprietary information of the Company.

            (ii)  [INTENTIONALLY OMITTED]

           (iii) The covenants and agreements of Employee contained in Sections 3(e), 9, 10, 11, 12 and 14(b) and (c) shall survive termination of Employee's employment by the Company and the termination of this Agreement.

          (f)  Release.  In exchange for the Company entering into the
               -------
Agreement, Employee agrees that, at the time of Employee's resignation or termination from the Company, Employee will execute a release acceptable to the Company of all liability of the Company and its officers, shareholders, employees, directors and Affiliates to Employee in connection with or arising out of Employee's employment by the Company, except with respect to (i) any then-vested rights under the Company's Stock Plan, (ii) any amounts which may be payable to Employee pursuant to Section 8 and (iii) any claims Employee may have pursuant to the Company's disability and workmen's compensation insurance policies (it being understood that the foregoing is not intended to provide Employee duplicative rights to those provided for in Section 8(c)(ii)).

     4.   Compensation.
          ------------

          (a)  Annual Salary.  The Company shall pay to Employee an annual
               -------------
salary equal to the base salary set forth on Schedule B attached hereto and
                                             ----------
incorporated herein by this reference (the "Base Salary"). The Base Salary shall be in effect, on a pro-rated basis, from and after the Effective Date through December 31, 1997. For each calendar year during the term of this Agreement commencing with the 1998 calendar year, the Company shall pay Employee an annual salary (the "Adjusted Base Salary") determined by the Company's Board of Directors (or the Compensation Committee thereof); provided, however, that the
                                                   --------  -------
Adjusted Base Salary shall be no less than the product of (i) the Base Salary, multiplied by (ii) a fraction, the numerator of which shall be the last Consumer Price Index figure published prior to the December 31st immediately preceding the beginning of such calendar year (the "Base Salary Adjustment Date") and the denominator of which shall be the most recent Consumer Price Index figure published prior to December 31, 1996; provided, further, however, in no event
                                      --------  -------  -------
shall the Adjusted Base Salary, as so adjusted on such Base Salary Adjustment Date, be less than the Annual Salary for the preceding calendar year. The Base Salary and the Adjusted Base Salary shall be paid in equal installments, subject to all applicable withholding and deductions, in accordance with the usual payroll practices of the Company, but not less frequently than monthly.

          (b)  Annual Bonus Amount.  Employee shall be entitled to be paid an
               -------------------
annual bonus amount (the "Annual Bonus Amount") in respect of each calendar year beginning with the 1997 calendar year as further specified and described on Schedule B attached hereto. The Annual Bonus Amount shall be deemed earned as of
----------
December 31 of the applicable calendar year and shall be due and payable, subject to all applicable withholding and deductions, within 31 days following the end of the calendar year to which such Annual Bonus Amount relates based upon the Company's good faith preliminary estimate thereof for such calendar year; provided, that upon certification by the Company's auditors of the
      --------
Company's consolidated financial statements for such calendar year, the definitive Annual Bonus Amount for such calendar year shall be determined by the Company and the Company shall promptly pay to Employee (in the case the preliminary estimate resulted in an underpayment), or the Employee shall promptly repay to the Company (in the case the preliminary estimate resulted in an overpayment), the amount necessary to provide Employee with full payment of the definitive Annual Bonus Amount as finally determined in accordance with such audited consolidated financial statements for such calendar year.

     5.   Fringe Benefits.  During the term of this Agreement, Employee shall be
          ---------------
entitled to all such employment benefits as may, from time to time, be made generally available to similar level management employees of the Company including, without limitation, pension or other retirement benefits, health, hospitalization and similar insurance and group or individual life insurance, and Employee's family shall be entitled to participate in the Company's medical and health insurance plans; provided, however, that such benefits and
                            --------  -------
arrangements are made available at the discretion of the Company and nothing in this Agreement establishes any right of Employee to the availability or continuance of any such plan or arrangement.

     6.   Business Expenses.  Except as otherwise provided herein, the Company
          -----------------
shall pay, either directly or by reimbursement to Employee, such reasonable and necessary business expenses incurred by Employee, including travel and entertainment expenses, in the course of employment by the Company as are consistent with the Company's policies in existence from time to time. Such expenses shall include, but shall not be limited to, occupational license fees, membership dues in professional organizations, educational expenses, and subscriptions to professional journals.

     7.   Vacation and Sick Leave.  Employee shall be entitled to four weeks'
          -----------------------
paid vacation time, in the aggregate, per calendar year, and such paid sick leave as shall be authorized by the Company pursuant to the Company's written policies, as determined from time to time. Additionally, Employee may be entitled to additional paid vacation time to the extent that the operations and needs of the business permit as determined by the Company. All vacations shall be taken by Employee at such time or times as may be reasonably approved by the Company.

     8.   Compensation Upon Termination of Employment.
          -------------------------------------------

          (a)  Compensation.  If Employee's employment by the Company is
               ------------
terminated, Employee shall receive the compensation and other benefits expressly provided under this Agreement through the Termination Date.

          (b)  Continuation of Health Insurance Coverage.  At Employee's own
               -----------------------------------------
expense, Employee and Employee's dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

          (c)  Right of Offset; Compliance with Covenants.
               ------------------------------------------

                (i) If the Employee's employment by the Company is terminated for any reason, Employee shall be entitled to the compensation and other benefits expressly provided under this Agreement, subject to the Company's right of offset for any amounts owed by Employee to the Company (or to any of its Affiliates).

               (ii) The continuing obligation of the Company to make the Monthly Severance Payment to Employee is expressly conditioned upon the Employee complying in all respects and continuing to comply in all respects with Employee's obligations under Sections 9, 10 and 11 hereof following the Termination Date.

     9.   Confidential Information and Ownership of Property.
          --------------------------------------------------

          (a)  Confidential Information.  Employee agrees to use all
               ------------------------
Confidential Information solely in connection with the performance of services for or on behalf of the Company. Employee shall not, during the term of this Agreement, or at any time after the termination of this Agreement, in any manner, either directly or indirectly, (i) disseminate, disclose, use or communicate any Confidential Information to any person or entity, regardless of whether such Confidential Information is considered to be confidential by third parties, or (ii) otherwise directly or indirectly misuse any Confidential Information; provided, however, that (y) none of the provisions of this Section
             --------  -------
9 shall apply to disclosures made for valid business purposes of the Company or
(z) that Employee shall not be obligated to treat as confidential any Confidential Information that (I) was publicly known at the time of disclosure to Employee; (II) becomes publicly known or available thereafter other than by means in violation of this Agreement or any other duty owned to the Company or any of its

Affiliates by any person or entity; or (III) is lawfully disclosed to Employee by a third party. Notwithstanding the foregoing, Employee shall be permitted to disclose Confidential Information to the extent required to enforce Employee's rights hereunder in any litigation arising under, or pertaining to, this Agreement provided that Employee shall give prior written notice to the Company of any such disclosure so that the Company may have an opportunity to protect the confidentiality of such Confidential Information in such litigation.


          (b)  Ownership of Property.  Employee agrees that all works of
               ---------------------
authorship developed, authored, written, created or contributed to during the term of this Agreement for the benefit of the Company, whether solely or jointly with others, shall be considered works-made-for-hire. Employee agrees that such works shall be the sole and exclusive property of the Company (or its appropriate Affiliate) and that all right, title and interest therein or thereto, including all intellectual property rights existing or obtained in connection therewith, shall likewise be the sole and exclusive property of the Company (or its appropriate Affiliate). Employee agrees further that, in the event that any work is not considered to be work-made-for-hire by operation of law, Employee will immediately, and without further compensation, assign all of Employee's right, title and interest therein to the Company (or its designated Affiliate), its successors and assigns. At the request and expense of the Company, Employee agrees to perform in a timely manner such further acts as may be necessary or desirable to transfer, defend or perfect the Company's ownership of such work and all rights incident thereto.

     10.  Covenant Not to Compete.  Unless the disinterested members of the
          -----------------------
Company's Board of Directors determines that any of the following conduct is in the Company's best interests, during the term of Employee's employment by the Company and for the Non-Compete Period, Employee shall not:

          (a) directly or indirectly for himself/herself or for any other person or entity engage, whether as owner, investor, creditor, consultant, partner, shareholder, director, financial backer, agent, employee or otherwise, in the business, enterprise or employment of owning, operating, marketing or selling a time-share, vacation plan, vacation ownership or interval ownership project within the Territory; or

          (b) directly or indirectly for himself/herself or for any other person or entity sell, or otherwise procure purchasers for, any time-share, vacation plan, vacation ownership or interval ownership project within the Territory; or

          (c) have any business (as owner, investor, creditor, consultant, partner, debtor or otherwise) or be employed in any capacity by a person or entity that is engaged, directly or indirectly, in (i) operating, or providing sales, marketing or development services to, a time-share, vacation plan, vacation ownership or interval ownership project within the Territory, or (ii) in an activity formed or entered into for the primary purpose of engaging in a time-share, vacation plan, vacation ownership or interval ownership business within the Territory; or

          (d)  [INTENTIONALLY OMITTED]

          (e) directly or indirectly for himself/herself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any national enterprise having time-share, vacation plan, vacation ownership or interval ownership activities, including, without limitation, Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels and Resorts, Inc., Marriott International, Inc., Inter-Continental Hotels and Resorts, Inc., Promus Hotels, Inc., Fairfield Communities, Inc., Signature Resorts, Inc. or Vacation Break U.S.A., Inc. or any of their respective Affiliates; or

          (f) directly or indirectly for himself, herself or for any other person or entity pursue or consummate or otherwise interfere with any Existing Project; or

          (g) (i) directly or indirectly, for himself, herself, or any other person or entity, pursue, consummate or otherwise interfere with any Prospective Project or (ii) directly or indirectly for himself/herself or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any other person or entity (other than the Company and its Affiliates) described in clause (ii) of the definition of Prospective Project.

     Notwithstanding the foregoing, Employee may purchase stock as a stockholder in any publicly traded company, including any company engaged in the timeshare or vacation ownership business; provided, however, that Employee may not own
                                --------  -------
(individually or collectively with Employee's family members, trusts for the benefit of Employee's family members and affiliates of Employee) more than 5% of any company (other than the Company).

          In light of the substantial remuneration provided to Employee hereunder and Employee's management position with the Company, Employee hereby specifically acknowledges and agrees that the provisions of this Section 10 (including, without limitation, its time and geographic limits), as well as the provisions of Sections 9 and 11, are reasonable and appropriate, and that Employee will not claim to the contrary in any action brought by the Company to enforce such any of such provisions.

     11.  Covenant Against Solicitation of Employees.  During the term of
          ------------------------------------------
Employee's employment by the Company and for the Non-Compete Period, the Employee shall not employ employees or agents or former employees or agents of the Company or its Affiliates or, directly or indirectly, solicit or otherwise encourage the employment of employees or agents or former employees or agents of the Company or its Affiliates; provided, however, that this restriction shall
                               --------  -------
not apply to former employees or agents who, as of the date of termination of Employee's employment by the Company, have not worked for any of the Company or its Affiliates during the twelve preceding months.

     12.  Remedies For Breach.  It is understood and agreed by the parties that
          -------------------
no amount of money would adequately compensate the Company for damages which the parties acknowledge would be suffered as a result of a violation by the Employee of the covenants contained in Sections 9, 10 and 11 above, and that, therefore, the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief (without the need to post bond) to enforce the provisions of Sections 9, 10 or 11, which injunctive relief shall be in addition to any other rights or remedies available to the Company. The provisions of this Section 12 shall survive the termination of this Agreement.

     13.  Certain Defined Terms.  For purposes of this Agreement the following
          ---------------------
terms and phrases shall have the following meanings:

     "Affiliate" means any person or entity who or which, directly or
      ---------
indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a specified person or entity (the term "control" for these purposes meaning the ability, whether by ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to act as or select the managing or general partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an entity).

     "Cause", with respect to the termination of Employee's employment by the
      -----
Company, shall mean (a) the commission by Employee of an act of fraud, embezzlement or willful breach of a fiduciary duty to the Company (including the unauthorized disclosure of confidential or proprietary material information of the Company); (b) the commission by Employee of a breach of any material covenant, provision, term, condition, understanding or undertaking set forth in this Agreement; (c) the commission by Employee (other than in Employee's capacity as an agent of the Company) of a crime constituting a felony under applicable law (or a plea of nolo contendere in lieu thereof); (d) the exposure
                             ---- ----------
of the Company to any criminal liability substantially caused by the conduct of Employee which results in a material adverse effect upon the Company's business, operations, financial condition or results of operations or the exposure of the Company to any civil liability caused by Employee's unlawful harassment in employment; (e) any habitual absenteeism, gross negligence, bad faith, or willful misconduct by Employee in the performance of Employee's duties to the Company which such conduct results in a material detriment to the Company; or
(f) Employee's habitual abuse of alcohol or any controlled substance or Employee's reporting to work under the influence of alcohol or a controlled substance (other than those for which Employee is taking under a current prescription).

     "Confidential Information" means all software, trade secrets, work products
      ------------------------
created by Employee for the Company or any of its

Affiliates, know-how, ideas, techniques, theories, discoveries, formulas, plans, charts, designs, drawings, lists of current or prospective clients, business plans and proposals, current or prospective business opportunities, financial records, research and development, marketing strategies and programs (including present and prospective OPC locations and the terms of leases of similar arrangements) and reports and other proprietary information created or obtained by Employee for the benefit of the Company or any of its Affiliates during the course of employment by the Company.

     "Consumer Price Index" means the United States Department of Labor's Bureau
      --------------------
of Labor Statistics' Consumer Price Index, All Urban Consumers, All Items, Orlando, Florida Area (1982-84 = 100), or the successor of such index (or if the index is not published for the Orlando, Florida area, a comparable index applicable to the Tampa, Florida or Jacksonville, Florida area or in the event they are not available, any other areas as may be reasonably determined by the Company).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Existing Project" means a time-share, vacation plan, vacation ownership or
      ----------------
interval ownership resort or project which the Company or any of its Affiliates owns, operates or has commenced to develop, acquire or otherwise undertake as of the Termination Date.

     "Non-Compete Period" shall mean the period commencing on the Termination
      ------------------
Date and ending on the second anniversary of the Termination Date.

     "Permanent Disability" shall mean the inability of the Employee to perform
      --------------------
substantially all Employee's duties and responsibilities to the Company by reason of a physical or mental disability or infirmity for either (i) a continuous period of six months or (ii) 180 days during any consecutive twelve-month period. The date of such Permanent Disability shall be (y), in the case of clause (i) above, the last day of such six-month period or, if later, the day on which satisfactory medical evidence of such Permanent Disability is obtained by the Company, or (z) in the case of clause (ii) above, such date as is determined in good faith by the Company. In the event that any disagreement or dispute arises between the Company and Employee as to whether the Employee has incurred a Permanent Disability, then, in any such event, Employee shall submit to a physical and/or mental examination by a competent and qualified physician licensed under the laws of the State of Florida who shall be mutually selected by the Company and Employee, and such physician shall make the determination of whether Employee suffers from any disability. In the absence of fraud or bad faith, the determination of such physician as to Employee's condition at such time shall be final and binding upon both the Company and the Employee. The entire cost of any such examination shall be borne solely by the Company.

     "Prospective Project" means (i) a prospective time-share, vacation plan,
      -------------------
vacation ownership or interval ownership resort or project with respect to which Employee has been made aware or has been advised prior to the Termination Date that the Company or any of its Affiliates is considering developing or undertaking and (ii) any person or entity, including its respective Affiliates, with respect to which Employee has been made aware or has been advised prior to the Termination Date that the Company or any of its Affiliates has commenced to evaluate or negotiate with in respect of any transaction involving (y) the acquisition by the Company or any of its Affiliates of all or a portion of such person or entity or its consolidated assets or (z) the acquisition by such person or entity (or its Affiliates) of all or a portion of the Company or its consolidated assets.

     "Territory" means the total geographic area located within a 150-mile
      ---------
radius of each Existing Project and each Prospective Project.

     "Voluntary Termination" shall mean the voluntary termination by Employee of
      ---------------------
Employee's employment by the Company by voluntary resignation or any other means (other than (i) death or Permanent Disability or (ii) simultaneous with or following termination for Cause or an event which if known to the Company at the time of such voluntary termination by Employee would constitute Cause).

     14.  Miscellaneous.
          -------------

          (a)  Severability.  If any provision of this Agreement shall be
               ------------
declared invalid or unenforceable by a court of competent jurisdiction, the invalidity or unenforceability of such provision shall not affect the other provisions hereof, and this Agreement shall be construed and enforced in all respects as if such invalid or unenforceable provision was omitted.

          (b)  Attorneys' Fees and Costs.  In the event a dispute arises between
               -------------------------
the parties hereto and suit is instituted, the prevailing party or parties in such litigation shall be entitled to recover reasonable attorneys' fees and other costs and expenses from the non-prevailing party or parties, whether incurred at the trial level or in any appellate proceeding. For purposes hereof, the Company shall be deemed to have prevailed in any suit involving a breach or alleged breach by Employee of any of the covenants contained in Sections 9, 10 and 11 above if the Company prevails to any degree in such suit (even if such covenant or covenants are not enforced to the fullest extent otherwise sought by the Company).

          (c)  Governing Law and Venue.  This Agreement shall be governed by and
               -----------------------
construed in accordance with the laws of the State of Florida. In the event of any legal or equitable action arising under this Agreement, the venue of such action shall be exclusively within either the state courts of Florida located in Orange County, Florida, or the United States District Court for the Middle District of Florida, Orlando Division, and the parties waive any other jurisdiction and venue.

          (d)  Completeness of Agreement.  All understandings and agreements
               -------------------------
heretofore made between the parties hereto with respect to the subject matter of this Agreement are merged into this document which alone fully and completely expresses their agreement. No change or modification may be made to this Agreement except by instrument in writing duly executed by the parties hereto with the same formalities as this document.

          (e)  Notices.  Any and all notices or other communica tions provided
               -------
for herein shall be given in writing and shall be hand delivered or sent by United States mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

          If to the Company:

          Vistana, Inc.
          8801 Vistana Centre Drive
          Orlando, Florida 32821

          Attn: President

          If to Employee:     at the address specified
                              in Schedule A attached hereto.
                                 ----------

provided, however, that any of the parties may, from time to time, give notice
--------  -------
to the other parties of some other address to which notices or other communications to such party shall be sent, in which event, notices or other communications to such party shall be sent to such address. Any notice or other communication shall be deemed to have been given and received hereunder as of the date the same is actually hand delivered or, if mailed, when deposited in the United States mail, postage prepaid, registered or certified, return receipt requested.

          (f)  Binding Effect.  This Agreement shall be binding upon and inure
               --------------
to the benefit of the respective parties hereto, their heirs, legal representatives, successors and permitted assigns.

          (g)  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

          (h)  Captions.  The captions appearing in this Agreement are inserted
               --------
only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any provisions of this Agreement or in any way affect this Agreement.

          (i)  Additional Understandings.  Certain additional understandings
               -------------------------
between the Company and Employee are set forth on Schedule C attached hereto and
                                                  ----------
incorporated herein by this reference.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date and year set forth above.


                                            THE COMPANY:
                                            -----------

                                            VISTANA, INC., a Florida corporation

                                            By:   /s/ Jeffrey A. Adler
                                               ---------------------------------
                                               Name:  Jeffrey A. Adler
                                               Title: President and Co-Chief
                                                      Executive Officer


                                            EMPLOYEE:
                                            --------



                                               /s/ Raymond L. Gellein, Jr.
                                            ------------------------------------
                                            Name:  Raymond L. Gellein, Jr.

                                  SCHEDULE A
                                  ----------


            Employee Title and Primary Employment Responsibilities
            ------------------------------------------------------


1.   Employee Name and Address: Raymond L. Gellein, Jr.
     -------------------------
                                1171 Via Lugano
                                Winter Park, Florida  32789


2.   Employee Title: Chairman of the Board
     --------------



3.   Primary Employment Responsibilities:
     -----------------------------------

               Employee shall serve as Chairman of the Board of the Company. Employee shall devote his best efforts and substantially full business time and attention to the performance of services to the Company in his capacity as an officer thereof and as may reasonably be requested by the Board. The Company shall retain full direction and control of the means and methods by which Employee performs his services thereto. Both Employee and the Company agree that the nature and scope of Employee's responsibility and authority will be consistent with being the Chairman of the Board of a public company.


4.   Place of Employment:  The Company's office located in Orlando, Florida.
     -------------------

                                  SCHEDULE B
                                  ----------

                             Employee Compensation
                             ---------------------


1.   Employee Name:  Raymond L. Gellein, Jr.
     -------------


2.   Base Salary:  $360,000
     -----------


3.   Annual Bonus Amount:  Up to 60% of Adjusted Base Salary; Formula to
     -------------------
                           approximate that of other senior executive officers.


4.   Severance Amount:  [INTENTIONALLY OMITTED]
     ----------------


5.   Monthly Severance Payment:  [INTENTIONALLY OMITTED]
     -------------------------

                                  SCHEDULE C
                                  ----------

                           Additional Understandings
                           -------------------------



                                     None

                                      C-1